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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in or made a part of this Registration Statement.



                                       /s/ ARTHUR ANDERSEN LLP

                                       Arthur Andersen LLP


Houston, Texas
February 11, 1999